                                                                    EXHIBIT 3.1

                                                         FEDERAL IDENTIFICATION
                                                         NO.  04-2992806
                                                         ----------------------
---------
Examiner
                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)
---------
Name
Approved
          We,    Robert P. Madonna                                 *President,
             ----------------------------------------------------,
          and    Christopher Stavros                               *Clerk,
             ----------------------------------------------------,
          of     Excel Inc.
             --------------------------------------------------------------,
                          (Exact name of corporation)

          located at       255 Independence Drive, Hyannis, MA  02601
                    -------------------------------------------------------,
                       (Street address of corporation in Massachusetts)

          do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on September 16, 1997 by a vote of the directors/or:


          13,972,800 shares of Common Stock of 13,972,800 shares outstanding,
          ----------           -------------   ----------

             shares of Nonvoting Common Stock of 72,000 shares outstanding, and
          ---          ----------------------    ------
                       (type, class & series,
                        if any)
             shares of                        of
          ---          ----------------------    ----------- shares outstanding,
                       (type, class & series,
                        if any)


            being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

   C [_]                           ARTICLE I
                          The name of the corporation is:
   P [_]

   M [_]                    Excel Switching Corporation

 R.A.[_]

                                   ARTICLE II
                 The purpose of the corporation is to engage in the following business activities:
               To develop, manufacture and sell computer hardware and software and to do any and all acts and things permitted to be done by business corporations under the provisions of Chapter 156B, as amended, of the General Business Laws of Massachusetts

            *Delete the inapplicable words.    **Delete the inapplicable clause.
-------- NOTE: IF THE SPACE PROVIDED UNDER ANY P.C. ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON OF SEPARATE
            8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET
            SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY
            INDICATED.

                                  ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

           WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE         NUMBER OF                        TYPE          NUMBER OF      PAR
             SHARES                                          SHARES       VALUE
--------------------------------------------------------------------------------
Common:                                       Common:       85,000,000      $.01
--------------------------------------------------------------------------------
                                              Nonvoting     15,000,000      $.01
                                              Common
                                              Stock:
--------------------------------------------------------------------------------
Preferred:                                    Preferred:    10,000,000      $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class. See Continuation Sheet 4 which is attached hereto and incorporated herein by reference.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:
None
                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its volun-tary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet 6 which is attached hereto and incorporated herein by reference.

**If there are no provisions state "None".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                          EXCEL SWITCHING CORPORATION

                       Restated Articles of Organization
                       ---------------------------------

                              CONTINUATION SHEET 4
                              --------------------


    The total number of shares of all classes of stock which the Corporation shall have authority to issue prior to an initial offering of the Common Stock of the Corporation to the public is 110,000,000 shares, consisting of the following classes of stock: (A) 10,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"); (B) 85,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"); and (C) 15,000,000 shares of Non Voting Common Stock, $.01 par value per share (the " Non Voting Common Stock"). Effective upon, and subject to, an initial offering of the Common Stock of the Corporation to the public, the Corporation shall no longer be authorized to issue shares of Non Voting Common Stock and all 15,000,000 of the authorized shares of Non Voting Common Stock shall automatically convert and become 15,000,000 shares of authorized Common Stock and the class of Non Voting Common Stock shall cease to be an independent class such that the total number of shares of all classes of stock which the Corporation shall have authority to issue after an initial offering of the Common Stock of the Corporation to the public will be 110,000,000 shares, consisting of the following classes of stock:
(A) 10,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"); and (B) 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock").

    The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of each class of authorized capital stock of the Corporation are as follows:

A.  UNDESIGNATED PREFERRED STOCK
    ----------------------------

    Up to 10,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to below, in respect of any or all of which there may be variations between different series, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

    The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Restated Articles of Organization, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issuance of the Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series. The authority of the Board of Directors with respect to each such series shall include without limitation of the foregoing the right to determine and fix:

    (1) The distinctive designation of such series and the number of shares to constitute such series;

                             CONTINUATION PAGE 4-1

    (2) The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

    (3) The right, if any, of the Corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

    (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

    (5) The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

    (6) The obligation, if any, of the Corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

    (7) Voting rights, if any;

    (8) Limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and

    (9) Such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Restated Articles.

B.  COMMON STOCK
    ------------

    1. After the requirements with respect to preferential dividends on the Preferred Stock shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

    2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

    3. Except as may otherwise be required by law or the provisions of these Restated Articles, or by the Board of Directors pursuant to authority granted in these Restated Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

                             CONTINUATION PAGE 4-2

C.  NON VOTING COMMON STOCK
    -----------------------

    1. After the requirements with respect to preferential dividends on the Preferred Stock shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

    2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

    3. Except as may otherwise be required by law or the provisions of these Restated Articles, or by the Board of Directors pursuant to authority granted in these Restated Articles, the holders of Non Voting Common Stock shall have no voting power. In any case where a right to vote is required by law, the Non Voting Common Stock shall, subject to any agreement among holders of the Non Voting Common Stock to the contrary, vote together with the Common Stock as a single class and each holder of record of Non Voting Common Stock shall be entitled to one vote for each share of Non Voting Common Stock standing in such holder's name on the books of the Corporation as of the record date for such vote. Except to the extent otherwise required by law, the holders of shares of Non Voting Common Stock shall not be entitled to notice of stockholder meetings or have the right to attend such meetings.

    4. Subject to the consummation of an initial public offering of the Common Stock of the Corporation, all of the issued and outstanding Non Voting Common Stock shall be automatically and without any action on the part of the Corporation deemed to be converted into fully paid and nonassessable shares of Common Stock, at a rate of one (1) share of Common Stock for every one (1) share of Non Voting Common Stock, as of the effective date of such initial public offering. Holders of shares of Non Voting Common Stock converted pursuant to this paragraph 4 may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled. Until such time as a holder of shares of Non Voting Common Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

    5. Upon the conversion of the shares of Non Voting Common Stock into shares of Common Stock of the Corporation, as provided herein, all outstanding options and rights to acquire shares of Non Voting Common Stock of the Corporation will automatically and immediately become options and rights to acquire shares of Common Stock of the Corporation.



                             CONTINUATION PAGE 4-3

                          EXCEL SWITCHING CORPORATION

                       Restated Articles of Organization
                       ---------------------------------

                             CONTINUATION SHEET 6
                             --------------------

    6. Other provisions for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders, are as follows:

    A.   Liability of Directors.
         ----------------------

    The Corporation eliminates the personal liability of each director of the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the Corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    B.   Indemnification.
         ---------------

         1.   Actions, Suits and Proceedings.  The Corporation shall indemnify
              ------------------------------
each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. Notwithstanding anything to the contrary in this Article, except as set forth in Section 5 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

         2.   Settlements.  The right to indemnification conferred in this
              -----------
Article shall include the right to be paid by the Corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent such matter relates to service with



                             CONTINUATION PAGE 6-1
respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         3.   Notification and Defense of Claim.  As a condition precedent to
              ---------------------------------
his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving his for which indemnify will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which case the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

         4.   Advance of Expenses.  Subject to the provisions of Section 5
              -------------------
below, in the event that the Corporation does not assume the defense pursuant to
Section 3 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee
--------  -------
in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         5.   Procedure for Indemnification.  In order to obtain indemnification
              -----------------------------
or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the Corporation of the written request of the Indemnitee, unless the Corporation determines within such sixty-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or


                             CONTINUATION PAGE 6-2
proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

         6.   Remedies.  The right to indemnification or advances as granted by
              --------
this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the sixty-day period referred to above in
Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met such applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         7.   Subsequent Amendment.  No amendment, termination or repeal of this
              --------------------
Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         8.   Other Rights.  The indemnification and advancement of expenses
              ------------
provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         9.   Partial Indemnification.  If an Indemnitee is entitled under any
              -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         10.  Insurance.  The Corporation may purchase and maintain insurance,
              ---------
at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to


                             CONTINUATION PAGE 6-3
indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

         11.  Merger or Consolidation.  If the Corporation is merged into or
              -----------------------
consolidated with another Corporation and the Corporation is not the surviving Corporation, the surviving Corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         12.  Savings Clause.  If this Article or any portion hereof shall be
              --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         13.  Subsequent Legislation.  If the Massachusetts General Laws are
              ----------------------
amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

    C.   Location of Stockholders' Meetings.
         ----------------------------------

    Meetings of the stockholders of the Corporation may be held anywhere in the United States.

    D.   Amendment of By-Laws.
         --------------------

    The directors of the Corporation may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

    E.   Issuance of Shares.
         ------------------

    The whole or any part of the authorized but unissued shares of capital stock of the Corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

    F.   Corporation As Partner.
         ----------------------

    The Corporation may become a partner in any business.


                             CONTINUATION PAGE 6-4

                                  ARTICLE VII

The effective date of the restated Artiicles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:
                   255 Independence Drive, Hyannis, MA  02601

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                     NAME          RESIDENTIAL ADDRESS   POST OFFICE ADDRESS
President:    Robert P. Madonna    208 Carlson Lane     255 Independence Drive
                                   West Barnstable, MA  Hyannis, MA  02601

Treasurer:    Nathan C. Apatow     19 Mallard Drive     255 Independence Drive
                                   Orleans, MA  02653   Hyannis, MA  02601

Clerk:        Christopher Stavros  300 Danielle Lane    255 Independence Drive
                                   Mansfield, MA        Hyannis, MA  02601

Directors:    Robert P. Madonna    Same as above        Same as above

              Christopher Stavros  Same as above        Same as above

c. The fiscal year (i.e., tax year) of the corporation shall end on the last Saturday of the month of: December


d. The name and business address of the resident agent, if any, of the corporation is:


**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

See Continuation Sheet 8 which is
 attached hereto and incorporated
 herein by reference.

SIGNED UNDER THE PENALTIES OF PERJURY, this 16th day of   September     , 1997,
                                            ----          --------------

   /s/    Robert P. Madonna                , *President,
   ----------------------------------------

   /s/     Christopher Stavros             , *Clerk.
   ----------------------------------------

*Delete the inapplicable words.  **If there are no amendments, state 'None'.

                                  EXCEL, INC.

                       Restated Articles of Organization
                       ---------------------------------

                              CONTINUATION SHEET 8
                              --------------------

Article I: amended to change the name of the Corporation from Excel Inc. to Excel Switching Corporation

Article II: amended to reflect the current purposes for which the Corporation is formed.

Articles III  amended (i) to authorize the Corporation to issue 85,000,000 and IV: shares of Common Stock; 15,000,000 shares of Non Voting Common Stock, which will automatically convert to 15,000,000 shares of authorized Common Stock upon the effective date, and subject to the consummation, of the initial offering of the Common Stock of the Corporation to the public; and 10,000,000 shares of Preferred Stock having the preferences, voting powers, qualifications, special or relative rights or privileges set forth in Article IV; and (ii) to authorize the exchange of the authorized shares of Common and Non Voting Common Stock of the Corporation, no par value, for the same number of shares of Common and Non Voting Common Stock, par value of $.01 per share.

Article VI: amended to reflect additional provisions for the conduct and regulation of the business and affairs of the Corporation including provisions relating to the indemnification of directors and officers.


                             CONTINUATION PAGE 8-1

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)

         =============================================================

         I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $____________ having been paid, said articles are deemed to have been filed with me this

         ______ day of ______________________ 19__.



         Effective date:__________________________________



                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth








                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:

              John Hession
         ------------------------------------------------------------
              Testa, Hurwitz & Thibeault, LLP
              125 High Street
         ------------------------------------------------------------
              High Street Tower
              Boston, MA  02110
         ------------------------------------------------------------

         Telephone: (617) 248-7000
                   --------------------------------------------------